SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 20, 2007
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 7.01	Regulation FD Disclosure.

On March 20, 2007, SonoSite's Vice President of Investor Relations, will present at the "Invest Northwest" conference sponsored by the Washington Biotechnology and Biomedical Association in Seattle.  During the presentation, she will confirm the 2007 annual guidance previously provided by the company on February 15, 2007 in its financial press release and 8-K filing, as follows: 2007 revenue growth of 15-18%, gross margin of approximately 71%, operating expenses as a % of revenue at 67% (SG&A, 53%, R&D, 14%).  With respect to historical seasonal patterns, she will reiterate the company's prior guidance that management expects approximately 20% of the total 2007 revenue would be in the first quarter, and approximately 33% of total year revenue in the fourth quarter.  Expenses for 2007 would be approximately level in dollars for the first three quarters, with a seasonal increase in the fourth quarter to account for higher sales activity.

An audio webcast of the investor presentation and the accompanying slides can be accessed via the "Investors" Section of SonoSite's website at www.sonosite.com.  The webcast will be available beginning March 20, 2007 and will remain posted for 30 days.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	February 20, 2007	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer